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                                   Exhibit 5
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                           ZIEGLER & SCHNEIDER, P.S.C.
                                Attorneys at Law
                               541 Buttermilk Pike
                                 P.O. Box 175710
                         Covington, Kentucky 41017-5710
                            Telephone (606) 426-1300
                               Fax (606) 426-0222



                                 March 23, 2000

Board of Directors
The Bank of Kentucky Financial Corporation
1065 Burlington Pike
Florence, Kentucky 41042

Ladies and Gentlemen:

         We are familiar with the proceedings taken and proposed to be taken by The Bank of Kentucky Financial Corporation ("BKFC") in connection with the issuance and sale by BKFC of up to 865,866 shares of its common stock, no par value (the "Shares"), in connection with BKFC's acquisition of Fort Thomas Financial Corporation ("FTFC").

         We have collaborated in the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed by BKFC with the Securities and Exchange Commission for registration of the Shares under the Securities Act of 1933, as amended. In connection therewith, we have examined, among other things, such records and documents as we have deemed necessary in order to express the opinions hereinafter set forth.

         Based upon the foregoing, we are of the opinion that BKFC is a duly organized and legally existing corporation under the laws of the Commonwealth of Kentucky. Assuming compliance with applicable federal and state securities laws, we are also of the opinion that the Shares to be issued and sold by BKFC in exchange for the outstanding common shares of FTFC will be validly issued and outstanding, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus and Proxy Statement under the heading "Legal Matters" included therein.

                                Very truly yours,

                                /s/ Wilbert L. Ziegler

                                Wilbert L. Ziegler
                                Ziegler & Schneider